As filed with the Securities and Exchange Commission on December 13, 2013
REGISTRATION NO. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C.  20549

_______________________

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

NETWORK-1 TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	11-3027591
(State or other jurisdiction of incorporation)	(I.R.S. employer identification number)

445 Park Avenue, Suite 1020
New York, New York  10022
(212) 829-5770
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
_______________________

NETWORK-1 TECHNOLOGIES, INC.
2013 STOCK INCENTIVE PLAN
(Full title of the plan)
_______________________

Corey M. Horowitz
Chairman and Chief Executive Officer
Network-1 Technologies, Inc.
445 Park Avenue, Suite 1020
New York, New York  10022
(212) 829-5770
(Address, including zip code, and telephone number,
including area code, of agent for service)
_______________________
Copy to:

Sam Schwartz, Esq.
Eiseman Levine Lehrhaupt & Kakoyiannis, Pc
805 Third Avenue, 10th Floor, New York, New York 10022
(212) 752-1000
_______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “Large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

_________________________

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.01 per share	2,600,000	$1.43	$ 3,718,000	$ 479.00

 (1) In addition, pursuant to Rule 416 of the Securities Act of 1933, this registration statement registers an indeterminate number of additional shares of common stock of the Registrant as may become issuable as a result of the anti-dilution provisions of the Registrant’s 2013 Stock Incentive Plan.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, based the average of the bid and ask price of the Registrant’s common stock on the OTC Bulletin Board on December 11, 2013 as determined in accordance with Rule 457(c).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.                 Plan Information*

Item 2.                 Registrant Information and Employee Plan Annual Information.*

*  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which we have filed with the Commission are hereby incorporated by reference into this Registration Statement:

a.	Annual Report on Form 10-K for the year ended December 31, 2012 (filed with the SEC on March 22, 2013);

b.
Quarterly Reports on Form 10-Q for the periods ended March 31, 2013 (filed with the SEC on May 15, 2013), June 30, 2013 (filed with the SEC on August 14, 2013 and an amendment filed on August 16, 2013) and September 30, 2013 (filed with the SEC on November 14, 2013 and an amendment filed on November 15, 2013);

c.
Current Reports on Form 8-K filed with the SEC on January 30, 2013, February 14, 2013, February 15, 2013,  March 5, 2013, May 28, 2013, May 29, 2013, July 23, 2013, August 9, 2013, August 14, 2013; October 10, 2013, October 23, 2013, November 19, 2013 and December 10, 2013;

d.
The description of our common stock incorporated by reference in our Registration Statement on Form 8-A (filed October 9, 1998), as amended on November 3, 1998, including an amendment or reports filed for purposes of updating such description; and

e.
All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document modifies or supersedes such statement. Any such modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the common stock offered hereby has been passed upon for us by Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., 805 Third Avenue, New York, New York 10022. Sam Schwartz, a partner of that firm, owns as of the date of the filing of this registration statement 23,584 shares of our common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the Delaware General Corporation Law (“DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection with the defense or settlement of the action, and not to the extent of any judgments, fines or amounts paid in settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability, unless the court believes that in light of all the circumstances indemnification should apply.   In addition, if such person is successful on the merits or otherwise in defense of any such action, suit or proceeding, that person shall be indemnified.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, shall be liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The registrant’s certificate of incorporation, as amended, eliminates, to the fullest extent permitted by the DGCL, a director’s personal liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

The registrant’s certificate of incorporation also includes provisions to the effect that (subject to certain exceptions) the registrant shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as it may from time to time be in effect.

In addition, the registrant’s by-laws require the registrant to indemnify, to the full extent permitted by law, any director, office, employee or agent of the registrant for acts which such person reasonably believes are not in violation of the registrant's corporate purposes as set forth in the certificate of incorporation.  At present, the DGCL provides that, in order to be entitled to indemnification, an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the registrant 's best interests.

Reference is made to Item 9 below for the registrant’s undertakings with respect to liabilities arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit No.    Description

4.1
Network-1 Technologies, Inc. 2013 Stock Incentive Plan (incorporated by reference from Appendix B to the Registrant’s Schedule 14A filed with the Securities and Exchange Commission by the Registrant on August 20, 2013).

5.1*	Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.

23.1*	Consent of Radin Glass & Co., LLP, independent registered public accounting firm.

23.2	Consent of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C. (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on Signature Page of the Registration Statement).
_____________________
* Filed herewith

ITEM 9. UNDERTAKINGS.

(1)  The undersigned Registrant hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendments thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)  That, for the purpose of determining any liability under the Securities Act of 1933, each such  post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 13, 2013.

NETWORK-1 TECHNOLOGIES, INC.

By:	/s/ Corey M. Horowitz
Corey M. Horowitz, Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Corey M. Horowitz and David Kahn, or either of them acting individually, as his or her true and lawful attorney-in-fact and agent, each with full power and substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this Registration Statement on Form S-8 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to each such attorney-in-fact and agent, full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Corey M. Horowitz	Chairman and Chief	December 13, 2013
Corey M. Horowitz	Executive Officer (principal executive officer)

/s/ David C. Kahn	Chief Financial Officer	December 13, 2013
David C. Kahn	(principal financial and accounting officer)

/s/ Emanuel Pearlman	Director	December 13, 2013
Emanuel Pearlman

/s/ Niv Harizman	Director	December 13, 2013
Niv Harizman

/s/ Allison Hoffman	Director	December 13, 2013
Allison Hoffman

EXHIBIT INDEX

Exhibit No.    Description

4.1
The Network-1 Technologies, Inc. 2013 Stock Incentive Plan (incorporated by reference from Appendix B to the Registrant’s Schedule 14A filed with the Securities and Exchange Commission by the Registrant on August 20, 2013).

5.1*	Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.

23.1*	Consent of Radin Glass & Co., LLP, independent registered public Accounting firm.

23.2	Consent of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C. (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on Signature Page of the Registration Statement).

_____________________
* Filed herewith